News Release

CONTACTS:

Company:	Investor Relations:
Karen T. Boyd	Deborah K. Pawlowski
Senior Vice President and Treasurer	Kei Advisors LLC
Phone: (229) 873-3837	Phone: (716) 843-3908
investorinfo@sgfc.com	dpawlowski@keiadvisors.com

For Immediate Release

Southwest Georgia Financial Corporation Reports 21% Earnings Growth for Third Quarter 2018

MOULTRIE, GEORGIA, October 30, 2018 -- Southwest Georgia Financial Corporation (the “Company”) (NYSE American: SGB), a full-service community bank holding company, today reported results of operations for the third quarter and nine months ended September 30, 2018. Comparisons are to prior-year period unless otherwise noted.

“We continue to experience solid results. Loan growth exceeded 11%, or nearly $37 million, and deposits are also up 11 % year-over-year,”commented DeWitt Drew, President and CEO. “In mid-October, Hurricane Michael impacted a portion of our operating area and, as a result of both continued loan growth and weather events, we anticipate higher provisions for loan losses for the remainder of the year.”

Third Quarter and Nine-Month Income Highlights

•	Net income increased to $1.14 million, or $0.45 per diluted share, from $952 thousand, or $0.37 per diluted share. Net interest income improved 9% to $4.8 million, primarily due to growth in average total loans of $32.8 million. An increase in provision for loan losses of $174 thousand and increases in non-interest expenses partially offset growth in net interest income.
•	For the nine months ended September 30, 2018, net income was up over 14% to $3.5 million, or $1.38 per diluted share, due mostly to increases in net interest income of almost 8% and lower effective tax rates. Partially offsetting were higher provisions for loan losses, increased overhead expenses of $339 thousand, and lower noninterest income of $321 thousand.

Balance Sheet Trends

•	Total assets at September 30, 2018, were $515.4 million, up 8%, or $38.2 million. Total loans grew 11%, or $36.8 million, to $366.7 million, and were funded by an 11% growth in total deposits. Higher levels of liquidity are being held due to the Company’s strong loan pipeline as well as concerns about higher interest rates causing disintermediation.
•	Total deposits were up $41.5 million to $426 million at September 30, 2018, with a noticeable shift from noninterest-bearing deposits to the new interest bearing business checking account offering.
•	Federal Home Loan Bank Advances were down $4.1 million. The average cost of all interest bearing liabilities increased 31 basis points to 0.95%. The average cost of interest bearing deposits increased 36 basis points to 0.80%.

Capital Management

•	Book value per share grew 4% to $16.67 at September 30, 2018.
•	In September 2018, the Company paid a quarterly cash dividend of $0.12 per common share. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 90 consecutive years.

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Webcast and Conference Call

The Company will host a conference call and webcast on Tuesday, October 30, 2018 at 1:00 p.m. ET. Management will review the financial and operating results for the third quarter 2018, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion.

The conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored at www.sgb.bank.

A telephonic replay will be available from 4:00 p.m. ET on the day of the teleconference until Tuesday, November 13, 2018. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13683724, or access the webcast replay at www.sgb.bank/investor-relations, where a transcript will be posted once available.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $515 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and government customers. The current banking facilities include the main office located in Colquitt County, branch offices located in Baker County, Worth County, Lowndes County, and Tift County. In addition to conventional banking services, the Company provides investment planning and management, trust management, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services, which is located in Colquitt County. The Company routinely posts news and other important information on its website. More information on Southwest Georgia Financial Corporation and Southwest Georgia Bank can be found at: www.sgb.bank.

SAFE HARBOR STATEMENT
This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Company’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Important factors that could cause actual results to differ materially from those contemplated today include a change in the Company’s capital structure, new or expanded regulatory requirements, the success of the Company’s growth strategy, customer preferences, the interest rate environment and other factors described in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	September 30,	December 31,	September 30,
	2018	2017	2017
ASSETS
Cash and due from banks	$14,607	$11,143	$8,670
Interest-bearing deposits in banks	10,911	22,995	11,618
Certificates of deposit in other banks	1,985	1,985	1,985
Investment securities available for sale	58,576	54,364	54,947
Investment securities held to maturity	36,961	44,591	46,955
Federal Home Loan Bank stock, at cost	2,257	2,438	2,464
Loans, less unearned income and discount	366,645	330,173	329,820
Allowance for loan losses	(3,078)	(3,044)	(3,208)
Net loans	363,567	327,129	326,612
Premises and equipment	14,188	12,250	11,891
Bank properties held for sale	212	212	212
Foreclosed assets, net	128	759	904
Intangible assets	8	20	23
Bank owned life insurance	6,677	6,553	5,457
Other assets	5,293	4,633	5,481
Total assets	$515,370	$489,072	$477,219
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Interest bearing business checking	$26,347	$0	$0
NOW accounts	20,241	25,871	29,078
Money market	157,631	129,040	116,769
Savings	32,224	30,794	30,982
Certificates of deposit $250,000 and over	24,625	22,662	41,207
Other time accounts	65,019	60,970	38,243
Total interest-bearing deposits	326,087	269,337	256,279
Noninterest-bearing deposits	100,161	127,669	128,477
Total deposits	426,248	397,006	384,756

Other borrowings	12,171	17,971	22,114
Long-term debt	30,600	29,057	24,772
Accounts payable and accrued liabilities	3,900	3,895	4,560
Total liabilities	472,919	447,929	436,202
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 2,545,776 shares issued (*)	2,546	4,294	4,294
Additional paid-in capital	7,207	31,701	31,701
Retained earnings	35,653	33,021	32,583
Accumulated other comprehensive income	(2,955)	(1,630)	(1,441)
Total	42,451	67,386	67,137
Treasury stock - at cost (**)	0	(26,243)	(26,120)
Total shareholders' equity	42,451	41,143	41,017
Total liabilities and shareholders' equity	$515,370	$489,072	$477,219

* Common stock - shares outstanding	2,545,776	2,541,505	2,547,437
** Treasury stock - shares	0	1,752,330	1,746,398

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 SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months				For the Nine Months
	Ended September 30,				Ended September 30,
Interest income:	2018	*	2017	*	2018	*	2017	*
Interest and fees on loans	$4,876		$4,170		$13,641		$11,996
Interest and dividend on securities available for sale	365		326		1,059		995
Interest on securities held to maturity	252		290		791		916
Dividends	45		26		112		74
Interest on deposits in banks	90		35		357		125
Interest on certificates of deposit in other banks	12		12		35		23
Total interest income	5,640		4,859		15,995		14,129

Interest expense:
Interest on deposits	630		280		1,483		821
Interest on federal funds purchased	1		0		1		1
Interest on other borrowings	106		62		339		114
Interest on long-term debt	130		130		383		408
Total interest expense	867		472		2,206		1,344
Net interest income	4,773		4,387		13,789		12,785
Provision for loan losses	249		75		605		225
Net interest income after provision for losses on loans	4,524		4,312		13,184		12,560

Noninterest income:
Service charges on deposit accounts	246		260		737		787
Income from trust services	56		54		178		164
Income from retail brokerage services	90		84		275		281
Income from insurance services	389		347		1,194		1,158
Income from mortgage banking services	1		16		2		154
Net gain (loss) on the sale or disposition of assets	(7)		0		(7)		(9)
Net gain on the sale of securities	0		20		0		187
Other income	203		188		653		631
Total noninterest income	978		969		3,032		3,353

Noninterest expense:
Salary and employee benefits	2,431		2,335		7,160		6,953
Occupancy expense	336		290		920		845
Equipment expense	207		215		585		633
Data processing expense	383		375		1,088		1,146
Amortization of intangible assets	4		4		12		12
Other operating expense	788		849		2,511		2,349
Total noninterest expense	4,149		4,068		12,276		11,938

Income before income tax expense	1,353		1,213		3,940		3,975
Provision for income taxes	209		261		416		885
Net income	$1,144		$952		$3,524		$3,090

Net income per share, basic	$0.45		$0.37		$1.38		$1.21
Net income per share, diluted	$0.45		$0.37		$1.38		$1.21
Dividends paid per share	$0.12		$0.11		$0.35		$0.33
Basic weighted average shares outstanding	2,545,776		2,547,437		2,545,494		2,547,437
Diluted weighted average shares outstanding	2,545,776		2,547,437		2,545,494		2,547,437

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At September 30	2018	2017
Assets	$515,370	$477,219
Loans, less unearned income & discount	$366,645	$329,820
Deposits	$426,248	$384,756
Shareholders' equity	$42,451	$41,017

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Performance Data & Ratios
Net income	$1,144	$952	$3,524	$3,090
Earnings per share, basic	$0.45	$0.37	$1.38	$1.21
Earnings per share, diluted	$0.45	$0.37	$1.38	$1.21
Dividends paid per share	$0.12	$0.11	$0.35	$0.33
Return on assets	0.90%	0.81%	0.93%	0.88%
Return on equity	10.74%	9.26%	11.20%	10.27%
Net interest margin (tax equivalent)	4.08%	4.14%	4.01%	4.09%
Dividend payout ratio	26.71%	29.45%	25.29%	27.20%
Efficiency ratio	71.01%	73.21%	71.77%	71.23%

Asset Quality Data & Ratios
Total nonperforming loans	$2,123	$1,549	$2,123	$1,549
Total nonperforming assets	$2,251	$2,453	$2,251	$2,453
Net loan charge offs	$364	$(37)	$570	$142
Reserve for loan losses to total loans	0.84%	0.97%	0.84%	0.97%
Nonperforming loans/total loans	0.58%	0.47%	0.58%	0.47%
Nonperforming assets/total assets	0.44%	0.51%	0.44%	0.51%
Net charge offs / average loans	0.40%	(0.04)%	0.22%	0.06%

Capital Ratios
Average common equity to average total assets	8.36%	8.71%	8.32%	8.55%
Common equity Tier 1 capital ratio	12.14%	12.54%	12.14%	12.54%
Tier 1 capital ratio	12.14%	12.54%	12.14%	12.54%
Tier 1 leverage ratio	8.89%	8.79%	8.89%	8.79%
Total risk based capital ratio	12.96%	13.50%	12.96%	13.50%
Book value per share	$16.67	$16.10	$16.67	$16.10
Tangible book value per share	$16.67	$16.09	$16.67	$16.09

Quarterly	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Averages	2018	2018	2018	2017	2017

Assets	$509,416	$504,308	$497,562	$486,699	$471,643
Loans, less unearned income & discount	$356,981	$337,092	$331,822	$330,842	$324,206
Deposits	$417,092	$412,133	$405,827	$396,746	$385,989
Equity	$42,581	$41,747	$41,466	$41,502	$41,089
Return on assets	0.90%	0.91%	0.99%	0.59%	0.81%
Return on equity	10.74%	11.00%	11.89%	6.91%	9.26%
Net income	$1,144	$1,148	$1,232	$717	$952
Net income per share, basic	$0.45	$0.45	$0.48	$0.28	$0.37
Net income per share, diluted	$0.45	$0.45	$0.48	$0.28	$0.37
Dividends paid per share	$0.12	$0.12	$0.11	$0.11	$0.11

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